As filed with the Securities and Exchange Commission on August 13, 2014

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	37-1653648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11601 North Galayda Street Houston, Texas	77086
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated

Independence Contract Drilling, Inc.

2012 Omnibus Incentive Plan

(Full title of the plan)

Philip A. Choyce

Senior Vice President and

Chief Financial Officer

Independence Contract Drilling, Inc.

11601 North Galayda Street, Houston, Texas 77086

(Name and address of agent for service)

(281) 598-1230

(Telephone number, including area code, of agent for service)

Copies to:

David C. Buck

Melinda Brunger

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

(713) 220-4200

        Indicate by check mark whether the registrant if a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	3,454,000(2)	$11.31(3)	$39,064,740	$5,032

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares as may be necessary to account for adjustment provisions under the Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan, as amended (the “Plan”).
(2)	Represents the aggregate number of shares of common stock of the Registrant with respect to which awards may be granted under the Plan.
(3)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for purposes of calculating the registration fee on the basis of $11.31, which is the average of the high and low trading prices per share of common stock of the Registrant as reported by the New York Stock Exchange on August 11, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Independence Contract Drilling, Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following documents and information previously filed with the Commission:

•	the Company’s prospectus pursuant to Rule 424(b) under the Securities Act as filed with the Commission on August 7, 2014, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-196914); and

•	the description of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on August 5, 2014 (File No. 001-36590), and any amendment or report filed for the purpose of updating that description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Company’s amended and restated certificate of incorporation and amended and restated bylaws, each to be in effect upon the completion of this offering, contain provisions that limit the liability of its directors and officers for monetary damages to the fullest extent permitted by the DGCL.

The Company has also entered into indemnification agreements with all of its directors and some of its executive officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. These indemnification agreements may require the Company, among other things, to cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of the Company or any of the Company’s affiliates, or is or was serving at the Company’s request in such a position for another entity. The indemnification agreements also obligate the Company to promptly advance all reasonable expenses incurred in connection with any claim. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The company has also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1+	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2014, File No. 001-36590).

4.2+	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-196914).

4.3+	Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 13, 2014, File No. 001-36590).

5.1*	Opinion of Andrews Kurth LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Calvetti Ferguson

23.6*	Consent of Andrews Kurth LLP (Included as part of Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

+	Incorporated by reference.
*	Filed herewith.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of August, 2014.

By:	/s/ Philip A. Choyce
Philip A. Choyce
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Independence Contract Drilling, Inc., a Delaware corporation, do hereby constitute and appoint Byron A. Dunn and Philip A. Choyce, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Bates, Jr. Thomas R. Bates, Jr	Chairman of the Board	August 13, 2014

/s/ Byron A. Dunn Byron A. Dunn	Director and Chief Executive Officer	August 13, 2014

/s/ Philip A. Choyce Philip A. Choyce	Senior Vice President and Chief Financial Officer	August 13, 2014

/s/ Michael J. Harwell Michael J. Harwell	Vice President—Finance and Chief Accounting Officer	August 13, 2014

/s/ Edward S. Jacob, III Edward S. Jacob, III	Director, President and Chief Operating Officer	August 13, 2014

/s/ Arthur Einav Arthur Einav	Director	August 13, 2014

/s/ Matthew D. Fitzgerald Matthew D. Fitzgerald	Director	August 13, 2014

/s/ Daniel F. McNease Daniel F. McNease	Director	August 13, 2014

/s/ Tighe Noonan Tighe Noonan	Director	August 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1+	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2014, File No. 001-36590).

4.2+	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-196914).

4.3+	Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 13, 2014, File No. 001-36590).

5.1*	Opinion of Andrews Kurth LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Calvetti Ferguson

23.6*	Consent of Andrews Kurth LLP (Included as part of Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

+	Incorporated by reference.
*	Filed herewith.